Exhibit 99.2

Azitra, Inc. Announces Closing of Initial Public Offering

BRANFORD, Conn., June 21, 2023 /PRNewswire/ -- Azitra, Inc. (NYSE American: AZTR) (the “Company”), a biopharmaceutical company focused on developing innovative therapies for precision dermatology using engineered proteins and topical live biotherapeutic products, today announced the closing of its initial public offering of 1,500,000 shares of its common stock at a public offering price of $5.00 per share, for gross proceeds of $7,500,000, before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 225,000 shares of common stock to cover over-allotments at the initial public offering price, less the underwriting discount.

The Company intends to use the net proceeds from the initial public offering for clinical trials and product development, research and development, clinical manufacturing as well as for working capital and other general corporate purposes.

ThinkEquity acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-269876) relating to the shares of common stock being sold in this offering was filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on June 15, 2023. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. This offering is being made only by means of a prospectus. Electronic copies of the final prospectus may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Azitra, Inc.

Azitra, Inc. is an early-stage clinical biopharmaceutical company focused on developing innovative therapies for precision dermatology using engineered proteins and topical live biotherapeutic products. The Company has built a proprietary platform that includes a microbial library comprised of approximately 1,500 unique bacterial strains that can be screened for unique therapeutic characteristics. The platform is augmented by an artificial intelligence and machine learning technology that analyzes, predicts and helps screen the Company’s library of strains for drug like molecules. The Company’s initial focus is on the development of genetically engineered strains of Staphylococcus epidermidis, or S. epidermidis, which the Company considers to be an optimal therapeutic candidate species for engineering of dermatologic therapies. For more information, please visit https://azitrainc.com/.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACT

Norman Staskey

staskey@azitrainc.com

SOURCE Azitra, Inc.